EX 23
Form 11-K for 2011
File No. 1-8610

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-173078) pertaining to the AT&T Long Term Savings and Security Plan of our report dated June 22, 2012, with respect to the financial statements and schedule of the AT&T Long Term Savings and Security Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2011.

Dallas, Texas                                                                                     /s/ ERNST &YOUNG LLP
June 22, 2012

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